Exhibit 10.9.1

Template 2019-08-11

Exhibit A

THE OFFER AND SALE OF THIS IPO PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS (“STATE ACTS”). THIS IPO PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE ACTS OR AN APPLICABLE EXEMPTION FROM EACH SUCH REGISTRATION REQUIREMENT.

IPO Promissory Note

(for _____________________)

$________.00	____________, 2019

For value received, F5 Finishes, Inc., a Delaware corporation (“F5 Finishes”), promises to  pay to the order of ______________________________ (“Shareholder”), the principal amount of  _________________________  Dollars ($____________________), plus all accrued and unpaid interest thereon on the ___________  day of _______________, 2022 (the “Maturity Date”), all in accordance with, and subject to, the terms and conditions set forth in this instrument (the “Note”).

1. Combination Agreement

F5 Finishes has delivered this Note pursuant to Section 2.1(a)(3)(ii) of the Combination Agreement dated as of________________, 2019 (the “Combination Agreement”) by and among F5 Finishes, Shareholder and the other shareholders of _____________________________, a(n) _________________ corporation. Capitalized terms used in this Note without being defined have the same meanings that they have in the Combination Agreement.

2. Interest.

Interest shall accrue on the unpaid principal balance of this Note at the rate of six percent (6%) per annum commencing on the date of issuance and, subject to Section 3(b) hereof, shall be payable on the Maturity Date. Interest shall be computed for the actual number of days the principal balance is unpaid, using a daily factor obtained by dividing the stated interest by 360. F5 Finishes shall have no obligation to make any payment on accrued interest prior to the Maturity Date.

3. Payment

(a) All obligations and liabilities of F5 Finishes under each IPO Note, including, without limitation, this Note, and each RE Note and each promissory note issued by F5 Finishes to shareholders of D. S. Baxley, Inc. at the closing of the IPO to repay certain loans of such shareholders to D. S. Baxley, Inc. (“Loan Distribution Notes”) rank pari passu in right of payment with all obligations and liabilities of F5 Finishes under all of the other IPO Notes, the RE Notes and Loan Distribution Notes and F5 Finishes agrees that any payment on account of any IPO Note, any RE Note or of any Loan Distribution Note shall not be made unless such payment is made simultaneous on account of all other IPO Notes, all other RE Notes and all other Loan Distribution Notes on a pro-rata basis.

(b) F5 Finishes may prepay all or any portion of the unpaid principal amount of this Note at any time without penalty (provided that F5 Finishes also concurrently pays all accrued interest); provided, however, that any such prepayment must be applicable to each and every IPO Note and each and every RE Note then issued and outstanding.

(c) Any payment (including pre-payments) made on this Note shall be applied as follows: first, toward Shareholder’s costs and expenses that are recoverable under Section 12 of this Note; second, toward accrued interest on late payments; third, towards ordinary accrued interest; and, fourth, the balance of any payment shall be applied to the outstanding principal balance.

(d) All payments of principal, interest and fees due under this Note shall be made payable to Shareholder by check, ACH transfer, wire transfer or immediately available funds at the address set forth below in Section 13 or, if by wire transfer, pursuant to the wire instructions set forth in Exhibit A attached hereto, or at such other place which Shareholder shall direct in writing from time to time.

4. Subordination.

(a) The indebtedness evidenced by this Note (“Subordinated Debt”) is subordinate and junior in right of payment, to the extent and in the manner set forth below, to all Superior Debt (as defined in Section 4(b)) of F5 Finishes to the extent provided in this Section 4.

(b) For the purpose of these subordination provisions the term “Superior Debt” shall mean (i) all principal, interest, charges, expenses, and attorneys’ fees arising out of or relating to all indebtedness for borrowings of money owed or guaranteed by F5 Finishes to its lenders or those of its Affiliates (each a “Lender” and, collectively, the “Lenders”), whether outstanding on the date of this Note or subsequently incurred, including any and all renewals, extensions, modifications, or amendments thereof or thereto, except with respect to a specific indebtedness evidenced by or outstanding under an instrument that expressly provides that such indebtedness is junior and subordinate to other indebtedness and obligations of F5 Finishes or its Affiliates and (ii) all amounts owed to the trade creditors of F5 Finishes or its Affiliates. The Superior Debt shall continue to be Superior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification, or waiver of any term of the Superior Debt or extension or renewal of the Superior Debt.

(c) F5 Finishes shall not make any regularly scheduled payment of accrued interest on any Subordinated Debt unless at the time of such scheduled interest payment there exists no event of default under the Superior Debt and so long as such payment would not thereby result in such an event of default.

(d) Default on Superior Debt:

(i) If F5 Finishes shall default in the payment of any principal or interest on any Superior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase, or other acquisition of any of the Subordinated Debt.

(ii) Upon the happening of an event of default with respect to any Superior Debt, as defined in the instrument under which it is outstanding, which occurs at the maturity of such Superior Debt or that permits a Lender to accelerate the maturity of the Superior Debt (other than under circumstances when the terms of Section 4(d)(i) are applicable), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase, or other acquisition of any of the Subordinated Debt, during any period:

(1) from and after written notice of such default shall have been given to F5 Finishes by the applicable Lender; or

(2) in which any judicial proceeding shall be pending in respect of such default and a notice of acceleration of the maturity of such Superior Debt shall have been transmitted to F5 Finishes in respect of such default.

(e) In the event of:

(i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to F5 Finishes or to its creditors, as such, or to its property;

(ii) any proceedings for the liquidation, dissolution, or other winding-up of F5 Finishes, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

(iii) any assignment by F5 Finishes for the benefit of its creditors; or

(iv) any other marshaling of the assets of the F5 Finishes, all Superior Debt (including any interest on such Superior Debt accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued on it but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to Shareholder on account of any Subordinated Debt. Any payment or distribution, whether in cash, securities, or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of this Subordinated Debt, shall be paid or deliverable directly to the Lenders (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued on same but for the commencement of such proceedings), pro-rated amongst such Lenders on such basis as may be agreed by such Lenders, consistent with applicable law.

(f) If any Subordinated Debt shall be declared due and payable as the result of the occurrences of any one or more defaults in respect of that Subordinated Debt, under circumstances when the terms of Section 4(d) are not applicable, no payment shall be made in respect of any Subordinated Debt unless and until all Superior Debt shall have been paid in full or such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived.

(g) If any payment or distribution, whether in cash, securities, or other property, shall be received by Shareholder in contravention of any of the terms of this Note and before all the Superior Debt shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the Lenders or their designated representative or agent for application to the payment of all Superior Debt remaining unpaid to the extent necessary to pay all such Superior Debt in full. If Shareholder fails to endorse or assign any such payment or distribution, the Lenders or their designated representative or agent is hereby irrevocably authorized to endorse or assign it.

(h) The Lenders shall not be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure to act on the part of F5 Finishes. The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the Lenders, on the one hand, and Shareholder on the other hand. Nothing contained herein will impair, as between F5 Finishes and Shareholder, the obligation of F5 Finishes, which is unconditional and absolute, to pay to Shareholder the principal hereof and interest on this Note as and when they shall become due and payable in accordance with the terms of this Note, or prevent Shareholder from exercising all rights, powers, and remedies otherwise permitted by applicable law or under this Note upon a default or Event of Default under this Note, all subject to the rights of the Lenders to receive cash, securities, or other property otherwise payable or deliverable to the Lenders.

(i) Shareholder will take such action (including, without limitation, the delivery of this instrument to a designated representative or agent for any Lender or consent to the filing of a financing statement with respect thereto) as may, in the opinion of counsel designated by any Lender, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

5. Offset and Withholding

(a) To the extent that any Indemnification Claim by F5 Finishes is undisputed or is finally resolved in F5 Finishes’ favor, either by agreement with the Indemnifying Party or by an award of an arbitrator or panel of arbitrators pursuant to Section 10.6(b) of the Combination Agreement, and to the extent that Shareholder has not elected to offset such Indemnification Claim (or any portion thereof) (i) against payments due under Shareholder’s RE Note or (ii) against the balance of funds held in escrow pursuant to the Escrow Agreement [or (iii) against the Loan Distribution Note], then the amount of the Indemnification Claim (or portion thereof) at the option of Shareholder, shall be offset dollar-for-dollar against the payment due on the Maturity Date as necessary to satisfy the Indemnification Claim (or such portion thereof). The amount so offset shall apply first to accrued interest and then to outstanding principal. In order to elect to offset such Indemnification Claim (or portion thereof), Shareholder must provide F5 Finishes with Notice of its election to offset (and the amount of to be so offset) not more than ten (10) days after the date that such Indemnification Claim becomes so undisputed, resolved or awarded, but in no event later than five (5) Business Days prior to the Maturity Date.

(b) If F5 Finishes has a pending Indemnification Claim under the Combination Agreement, and there are insufficient funds in the escrow to cover the pending Indemnification Claim (the “Escrow Deficiency”), F5 Finishes may withhold from the payment due on the Maturity Date, or any earlier date in the event of acceleration, an amount equal to the Escrow Deficiency, or such portion thereof as F5 Finishes may elect, (less the aggregate amount previously withheld in respect of the Indemnification Claim), subject to any amounts withheld respecting payments due under Shareholder’s RE Note [and the Loan Distribution Note]. F5 Finishes may do so, however, only if F5 Finishes (i) no later than ten (10) Business Days prior to the Maturity Date, gives Notice of the intended withholding to Shareholder and (ii) no later than the Maturity Date itself wire transfers the amount withheld to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement.

6. Events of Default

Upon the occurrence of any one of the following events, there shall exist an event of default under this Note (an “Event of Default”):

(a) subject to Sections 4 and 5, F5 Finishes defaults in the payment of any amount becoming due under this Note and the default continues for a period of five (5) Business Days;

(b) F5 Finishes defaults in its obligation under Section 5(b) to make the wire transfer to the Escrow Agent under the Escrow Agreement of the amount withheld, and the default continues for a period of five (5) Business Days;

(c) F5 Finishes defaults in the performance of any other of its obligations under this Note and the default continues for a period of ten (10) Business Days after Shareholder gives F5 Finishes Notice of the default; or

(d) F5 Finishes becomes generally unable to pay its debts as they become due, makes a general assignment for the benefit of creditors, suspends the transaction of business, dissolves or liquidates, commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief in respect of itself or its debts under any bankruptcy, insolvency or similar law now or in the future in effect, or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, seeks or consents to the appointment of a trustee, receiver or custodian for all or a substantial part of its property, permits or suffers any such involuntary proceedings or appointment to be commenced against F5 Finishes which remains undismissed for sixty (60) days, or any order for relief is entered with respect to F5 Finishes under any such involuntary proceeding.

7. Acceleration

(a) Upon the occurrence of an Event of Default, and subject to Section 4 above, Shareholder may immediately accelerate the indebtedness evidenced by this Note, and declare the entire unpaid principal amount of this Note and all accrued interest to be immediately due and owing, by Notice of acceleration to F5 Finishes (with the exception that acceleration shall occur automatically without Notice upon the occurrence of an Event of Default under Section 6(d)).

(b) In the event of the acceleration of this Note, interest on the unpaid principal amount of this Note shall accrue from the date of acceleration until paid at the rate of eight percent (8.0%) per annum.

8. Voluntary Conversion

This Note may be converted into common stock of F5 Finishes (“Shares”) on the terms and conditions set forth herein. For the avoidance of doubt, a conversion effected in accordance with this Section 8 shall not be subject to the terms of Section 3, above.

(a) Shareholder shall have the right, at its option, to convert all, but not less than all, of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Shares, in accordance with Section 8(b). The number of Shares issuable upon conversion of any Conversion Amount pursuant to Section 8(a) shall be determined by dividing (y) the Conversion Amount by (z) the Conversion Price. F5 Finishes shall not issue any fraction of a Share upon any conversion. If the issuance would result in the issuance of a fraction of a Share, F5 Finishes shall round such fraction of a Share up to the nearest whole Share. For purposes of this Section 8(a), “Conversion Amount” means the sum of (A) the then unpaid portion of the outstanding principal amount of the Note and (B) accrued and unpaid interest with respect to such principal amount, if any; and “Conversion Price” means the actual IPO Share Price of the F5 Finishes Stock.

(b) To convert any Conversion Amount into Shares, Shareholder must transmit by facsimile (or otherwise deliver) an executed notice of conversion in the form attached hereto as Exhibit B (the “Conversion Notice”) to F5 Finishes not less than five (5) Business Days prior to the intended date of conversion (the “Conversion Date”) and surrender this Note to F5 Finishes as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). As soon as practicable thereafter, but no later than thirty (30) days following the Conversion Date, F5 Finishes shall issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of Shareholder or his or her designee, for the number of Shares to which Shareholder shall be entitled. The person or persons entitled to receive the Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Shares on the Conversion Date.

9. Delivery of Certificates

F5 Finishes will issue and deliver to Shareholder, immediately following conversion of this Note pursuant to the terms of Section 8 hereof, a notice of such conversion. Such notice shall include either (i) a stock certificate or (ii) a confirmation of a book entry at F5 Finishes’ transfer agent, in either case providing for the number of Shares to which Shareholder is entitled under Section 8; provided that, (a) F5 Finishes may first require Shareholder to furnish to F5 Finishes a written statement representing that Shareholder is acquiring the Shares for investment purposes only and not with a view to the distribution or resale of any part thereof, and (b) F5 Finishes will place on the certificate or on the records of the transfer agent, as applicable, a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT REQUIRED UNDER THE ACT AND BY SUCH STATE LAWS IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL SATISFACTORY TO F5 FINISHES, INC., SUCH TRANSFER IS EXEMPT FROM REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE LAWS.

10. Waiver

Except as otherwise provided in this Note, F5 Finishes waives presentment for payment, demand, protest, notice of dishonor and all other notices of any kind relating to the enforcement of payment of this Note.

11. Exercise of Rights

No failure or delay by Shareholder in exercising any right under this Note shall impair that right or be considered a waiver of or acquiescence in any default by F5 Finishes.

12. Collection Expenses

If following an Event of Default Shareholder institutes suit or takes any action to collect any amount due under this Note, F5 Finishes shall pay Shareholder’s reasonable costs and expenses of collection, including reasonable attorneys’ fees.

13. Notices

(a) Each notice or other communication under this Note (a “Notice”) shall be in writing and sent by personal delivery, certified or registered mail, overnight messenger service or telecopier, as follows:

i. If to F5 Finishes, in care of:

F5 Finishes, Inc.

Attention:

Fax: (______)

with a required copy to:

Johnson and Colmar

630 Dundee Road, Suite #225

Northbrook, Illinois 60062

Attention: Ms. Robin Friedman
Fax: (312) 922-9283

ii. If to Shareholder, in care of:

Attention:

Fax: (______)

with a required copy to:

Attention:

Fax: (______)

A Notice sent by certified or registered mail shall be considered to have been given five (5) Business Days after being deposited in the mail. A Notice sent by overnight courier service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. A party may change its address for purposes of this Note by Notice in accordance with Section 13(a).

14. Assignment

Shareholder may not assign or pledge this Note, either in its entirety or in part, or any of its rights under this Note, without F5 Finishes’ prior written consent, which shall not be unreasonably withheld or delayed. For the avoidance of doubt, F5 Finishes will consent to the assignment of this Note, either in its entirety or in part, to (i) one or more trusts for Shareholder’s benefit or the benefit of his or her family, or (ii) one or more entities that Shareholder controls. No permitted assignment of this Note shall be effective as to F5 Finishes unless and until it receives Notice of the assignment (and a completed and signed IRS Form W-9 from the assignee).

15. Governing Law

This Note shall be governed by the Laws of the State of _____________ without regard to conflicts-of-law principles or rules that would require this Note to be governed by the Laws of a different state.

16. Jurisdiction

F5 Finishes consents to the enforcement of this Note in the United States District Court for the District of ________, or any state court having subject matter jurisdiction sitting in _______ County, _______ and consents to the personal jurisdiction of those courts.

17. Binding Effect

This Note shall be binding on F5 Finishes and its successors and assigns and shall inure to the benefit of Shareholder and his or her successors and permitted assigns.

18. Usury

It is the intention of the parties hereto to conform strictly to applicable usury laws now or hereafter in effect. If any of the terms or provisions of this Note are in conflict with applicable usury law, this Section 18 will govern as to such terms or provisions, and this Note will in all other respects remain in full force and effect. If any transaction contemplated hereby would be usurious, the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged, or received under this Note will under no circumstances exceed the maximum interest allowed by applicable law. Accordingly, if interest in excess of the legal maximum is contracted for, charged, or received: (i) this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the maximum rate of interest permitted by applicable law, (ii) for the purpose of determining this rate and to the extent permitted by applicable law, all interest contracted for, charged, or received shall be amortized, prorated, and spread throughout the full term of this Note so that the effective rate of interest is uniform throughout the life of this Note, and (iii) any excess of interest over the maximum amount allowed under applicable law shall be applied as a credit against the then unpaid principal amount hereof.

[The rest of this page is intentionally blank. F5 Finishes’ signature appears on the next page.]

In Witness Whereof, F5 Finishes has executed this Note as of the date first set out above.

F5 Finishes, Inc.

By:

Printed Name and Title:

Signature Page to IPO Promissory Note (_____________)

Exhibit A

Wire transfer instructions for Shareholder

Bank:

ABA routing no.:
Account name:
Account No.:

EXHIBIT B

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of Note)

The undersigned, the holder of that certain IPO Promissory Note enclosed herewith (the “Note”), hereby surrenders such Note for conversion into common stock of F5 Finishes, Inc. The undersigned represents and warrants to F5 Finishes, Inc., that: (A) the undersigned is an “accredited investor” within the meaning of Rule 501(a) of Regulation D as promulgated by the Securities and Exchange Commission and (B) the Note is, and the securities issuable upon conversion hereof are, being acquired for the undersigned’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended.

Dated: ________________________

By:
Name:

(Signature must conform in all respects to name of holder as specified on the face of the Note)

(Address)

Template 2019-08-08

Exhibit B

THE OFFER AND SALE OF THIS RETAINED EARNINGS DISTRIBUTION PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS (“STATE ACTS”). THIS RETAINED EARNINGS DISTRIBUTION PROMISSORY NOTE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE ACTS OR AN APPLICABLE EXEMPTION FROM EACH SUCH REGISTRATION REQUIREMENT.

Retained Earnings Distribution Promissory Note
(for _____________________)

$________.00	_________, 2019

For value received, F5 Finishes, Inc., a Delaware corporation (“F5 Finishes”), promises to pay to the order of _______________________________ (“Shareholder”), the principal amount of _________________________  Dollars ($____________________), plus all accrued and unpaid interest thereon on the ___________  day of ________________, 2022 (the “Maturity Date”), all in accordance with, and subject to, the terms and conditions set forth in this instrument (the “Note”).

1. Combination Agreement

F5 Finishes has delivered this Note pursuant to Section 2.1(a)(4) of the Combination Agreement dated as of _________________, 2019 (the “Combination Agreement”) by and among F5 Finishes, Shareholder and the other shareholders of ______________________________, a(n) _________________ corporation. Capitalized terms used in this Note without being defined have the same meanings that they have in the Combination Agreement.

2. Interest.

Interest shall accrue on the unpaid principal balance of this Note at the rate of six percent (6%) per annum commencing on the date of issuance and, subject to Section 3(b) hereof, shall be payable on the Maturity Date. Interest shall be computed for the actual number of days the principal balance is unpaid, using a daily factor obtained by dividing the stated interest by 360. F5 Finishes shall have no obligation to make any payment on accrued interest prior to the Maturity Date.

3. Payment

(a) All obligations and liabilities of F5 Finishes under each RE Note, including, without limitation, this Note, and each IPO Note, if any, and each promissory note issued by F5 Finishes to shareholders of D. S. Baxley, Inc. at the closing of the IPO to repay certain loans of such shareholders to D. S. Baxley, Inc. (“Loan Distribution Notes”), rank pari passu in right of payment with all obligations and liabilities of F5 Finishes under all of the other RE Notes, IPO Notes, if any, and Loan Distribution Notes, and F5 Finishes agrees that any payment on account of any RE Note, of any IPO Note or of any Loan Distribution Note, if any, shall not be made unless such payment is made simultaneous on account of all other RE Notes, all other IPO Notes, if any, and all other Loan Distribution Notes on a pro-rata basis.

(b) F5 Finishes may prepay all or any portion of the unpaid principal amount of this Note at any time without penalty (provided that F5 Finishes also concurrently pays all accrued interest); provided, however, that any such prepayment must be applicable to each and every RE Note and each and every IPO Note, if any, then issued and outstanding.

(c) Any payment (including pre-payments) made on this Note shall be applied as follows: first, toward Shareholder’s costs and expenses that are recoverable under Section 10 of this Note; second, toward accrued interest on late payments; third, towards ordinary accrued interest; and, fourth, the balance of any payment shall be applied to the outstanding principal balance.

(d) All payments of principal, interest and fees due under this Note shall be made payable to Shareholder by check, ACH transfer, wire transfer or immediately available funds at the address set forth below in Section 11 or, if by wire transfer, pursuant to the wire instructions set forth in Exhibit A attached hereto, or at such other place which Shareholder shall direct in writing from time to time.

4. Subordination.

(a) The indebtedness evidenced by this Note (“Subordinated Debt”) is subordinate and junior in right of payment, to the extent and in the manner set forth below, to all Superior Debt (as defined in Section 4(b)) of F5 Finishes to the extent provided in this Section 4.

(b) For the purpose of these subordination provisions the term “Superior Debt” shall mean all principal, interest, charges, expenses, and attorneys’ fees arising out of or relating to all indebtedness for borrowings of money owed or guaranteed by F5 Finishes to its lenders or those of its Affiliates (each a “Lender” and, collectively, the “Lenders”), whether outstanding on the date of this Note or subsequently incurred, including any and all renewals, extensions, modifications, or amendments thereof or thereto, except with respect to a specific indebtedness evidenced by or outstanding under an instrument that expressly provides that such indebtedness is junior and subordinate to other indebtedness and obligations of F5 Finishes or its Affiliates and (ii) all amounts owed to the trade creditors of F5 Finishes or its Affiliates. The Superior Debt shall continue to be Superior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification, or waiver of any term of the Superior Debt or extension or renewal of the Superior Debt.

(c) F5 Finishes shall not make any regularly scheduled payment of accrued interest on any Subordinated Debt unless at the time of such scheduled interest payment there exists no event of default under the Superior Debt and so long as such payment would not thereby result in such an event of default.

(d) Default on Superior Debt:

(i) If F5 Finishes shall default in the payment of any principal or interest on any Superior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase, or other acquisition of any of the Subordinated Debt.

(ii) Upon the happening of an event of default with respect to any Superior Debt, as defined in the instrument under which it is outstanding, which occurs at the maturity of such Superior Debt or that permits a Lender to accelerate the maturity of the Superior Debt (other than under circumstances when the terms of Section 4(d)(i) are applicable), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase, or other acquisition of any of the Subordinated Debt, during any period:

(1) from and after written notice of such default shall have been given to F5 Finishes by the applicable Lender; or

(2) in which any judicial proceeding shall be pending in respect of such default and a notice of acceleration of the maturity of such Superior Debt shall have been transmitted to F5 Finishes in respect of such default.

(e) In the event of:

(i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to F5 Finishes or to its creditors, as such, or to its property;

(ii) any proceedings for the liquidation, dissolution, or other winding-up of F5 Finishes, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

(iii) any assignment by F5 Finishes for the benefit of its creditors; or

(iv) any other marshaling of the assets of the F5 Finishes, all Superior Debt (including any interest on such Superior Debt accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued on it but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities, or other property, shall be made to Shareholder on account of any Subordinated Debt. Any payment or distribution, whether in cash, securities, or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of this Subordinated Debt, shall be paid or deliverable directly to the Lenders (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued on same but for the commencement of such proceedings), pro-rated amongst such Lenders on such basis as may be agreed by such Lenders, consistent with applicable law.

(f) If any Subordinated Debt shall be declared due and payable as the result of the occurrences of any one or more defaults in respect of that Subordinated Debt, under circumstances when the terms of Section 4(d) are not applicable, no payment shall be made in respect of any Subordinated Debt unless and until all Superior Debt shall have been paid in full or such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived.

(g) If any payment or distribution, whether in cash, securities, or other property, shall be received by Shareholder in contravention of any of the terms of this Note and before all the Superior Debt shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the Lenders or their designated representative or agent for application to the payment of all Superior Debt remaining unpaid to the extent necessary to pay all such Superior Debt in full. If Shareholder fails to endorse or assign any such payment or distribution, the Lenders or their designated representative or agent is hereby irrevocably authorized to endorse or assign it.

(h) The Lenders shall not be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure to act on the part of F5 Finishes. The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the Lenders, on the one hand, and Shareholder on the other hand. Nothing contained herein will impair, as between F5 Finishes and Shareholder, the obligation of F5 Finishes, which is unconditional and absolute, to pay to Shareholder the principal hereof and interest on this Note as and when they shall become due and payable in accordance with the terms of this Note, or prevent Shareholder from exercising all rights, powers, and remedies otherwise permitted by applicable law or under this Note upon a default or Event of Default under this Note, all subject to the rights of the Lenders to receive cash, securities, or other property otherwise payable or deliverable to the Lenders.

(i) Shareholder will take such action (including, without limitation, the delivery of this instrument to a designated representative or agent for any Lender or consent to the filing of a financing statement with respect thereto) as may, in the opinion of counsel designated by any Lender, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

5. Offset and Withholding

(a) To the extent that any Indemnification Claim by F5 Finishes is undisputed or is finally resolved in F5 Finishes’ favor, either by agreement with the Indemnifying Party or by an award of an arbitrator or panel of arbitrators pursuant to Section 10.6(b) of the Combination Agreement, and to the extent that Shareholder has not elected to offset such Indemnification Claim (or any portion thereof) (i) against payments due under Shareholder’s IPO Note, if any, or (ii) against the balance of funds held in escrow pursuant to the Escrow Agreement. [or against the Loan Distribution Note], then the amount of the Indemnification Claim (or any portion thereof) at the option of Shareholder, shall offset dollar-for-dollar against the payment due on the Maturity Date as necessary to satisfy the Indemnification Claim (or such portion thereof). The amount so offset shall apply first to accrued interest and then to outstanding principal. In order to elect to offset such Indemnification Claim (or portion thereof), Shareholder must provide F5 Finishes with Notice of its election to offset (and the amount of to be so offset) not more than ten (10) days after the date that such Indemnification Claim becomes so undisputed, resolved or awarded, but in no event later than five (5) Business Days prior to the Maturity Date.

(b) If F5 Finishes has a pending Indemnification Claim under the Combination Agreement, and there are insufficient funds in the escrow to cover the pending Indemnification Claim (the “Escrow Deficiency”), F5 Finishes may withhold from the payment due on the Maturity Date, or any earlier date in the event of acceleration, an amount equal to the Escrow Deficiency, or such portion thereof as F5 Finishes may elect, (less the aggregate amount previously withheld in respect of the Indemnification Claim), subject to any amounts withheld respecting payments due under Shareholder’s IPO Note, if any,[and the Loan Distribution Note]. F5 Finishes may do so, however, only if F5 Finishes (i) no later than ten (10) Business Days prior to the Maturity Date, gives Notice of the intended withholding to Shareholder and (ii) no later than the Maturity Date itself wire transfers the amount withheld to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement.

6. Events of Default

Upon the occurrence of any one of the following events, there shall exist an event of default under this Note (an “Event of Default”):

(a) subject to Sections 4 and 5, F5 Finishes defaults in the payment of any amount becoming due under this Note and the default continues for a period of five (5) Business Days;

(b) F5 Finishes defaults in its obligation under Section 5(b) to make the wire transfer to the Escrow Agent under the Escrow Agreement of the amount withheld, and the default continues for a period of five (5) Business Days;

(c) F5 Finishes defaults in the performance of any other of its obligations under this Note and the default continues for a period of ten (10) Business Days after Shareholder gives F5 Finishes Notice of the default; or

(d) F5 Finishes becomes generally unable to pay its debts as they become due, makes a general assignment for the benefit of creditors, suspends the transaction of business, dissolves or liquidates, commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief in respect of itself or its debts under any bankruptcy, insolvency or similar law now or in the future in effect, or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, seeks or consents to the appointment of a trustee, receiver or custodian for all or a substantial part of its property, permits or suffers any such involuntary proceedings or appointment to be commenced against F5 Finishes which remains undismissed for sixty (60) days, or any order for relief is entered with respect to F5 Finishes under any such involuntary proceeding.

7. Acceleration

(a) Upon the occurrence of an Event of Default, and subject to Section 4 above, Shareholder may immediately accelerate the indebtedness evidenced by this Note, and declare the entire unpaid principal amount of this Note and all accrued interest to be immediately due and owing, by Notice of acceleration to F5 Finishes (with the exception that acceleration shall occur automatically without Notice upon the occurrence of an Event of Default under Section 6(d)).

(b) In the event of the acceleration of this Note, interest on the unpaid principal amount of this Note shall accrue from the date of acceleration until paid at the rate of eight percent (8.0%) per annum.

8. Waiver

Except as otherwise provided in this Note, F5 Finishes waives presentment for payment, demand, protest, notice of dishonor and all other notices of any kind relating to the enforcement of payment of this Note.

9. Exercise of Rights

No failure or delay by Shareholder in exercising any right under this Note shall impair that right or be considered a waiver of or acquiescence in any default by F5 Finishes.

10. Collection Expenses

If following an Event of Default Shareholder institutes suit or takes any action to collect any amount due under this Note, F5 Finishes shall pay Shareholder’s reasonable costs and expenses of collection, including reasonable attorneys’ fees.

11. Notices

(a) Each notice or other communication under this Note (a “Notice”) shall be in writing and sent by personal delivery, certified or registered mail, overnight messenger service or telecopier, as follows:

i. If to F5 Finishes, in care of:

F5 Finishes, Inc.

Attention:

Fax: (______)

with a required copy to:

Johnson and Colmar

630 Dundee Road, Suite #225

Northbrook, Illinois 60062

Attention:  Ms. Robin Friedman
Fax: (312) 922-9283

ii. If to Shareholder, in care of:

Attention:

Fax: (______)

with a required copy to:

Attention:

Fax: (______)

A Notice sent by certified or registered mail shall be considered to have been given five (5) Business Days after being deposited in the mail. A Notice sent by overnight courier service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. A party may change its address for purposes of this Note by Notice in accordance with Section 11(a).

12. Assignment

Shareholder may not assign or pledge this Note, either in its entirety or in part, or any of its rights under this Note, without F5 Finishes’ prior written consent, which shall not be unreasonably withheld or delayed. For the avoidance of doubt, F5 Finishes will consent to the assignment of this Note, either in its entirety or in part, to (i) one or more trusts for Shareholder’s benefit or the benefit of his or her family, or (ii) one or more entities that Shareholder controls. No permitted assignment of this Note shall be effective as to F5 Finishes unless and until it receives Notice of the assignment (and a completed and signed IRS Form W-9 from the assignee).

13. Governing Law

This Note shall be governed by the Laws of the State of _____________ without regard to conflicts-of-law principles or rules that would require this Note to be governed by the Laws of a different state.

14. Jurisdiction

F5 Finishes consents to the enforcement of this Note in the United States District Court for the District of _________, or any state court having subject matter jurisdiction sitting in _______  County, _______ and consents to the personal jurisdiction of those courts.

15. Binding Effect

This Note shall be binding on F5 Finishes and its successors and assigns and shall inure to the benefit of Shareholder and his or her successors and permitted assigns.

16. Usury

It is the intention of the parties hereto to conform strictly to applicable usury laws now or hereafter in effect. If any of the terms or provisions of this Note are in conflict with applicable usury law, this Section 16 will govern as to such terms or provisions, and this Note will in all other respects remain in full force and effect. If any transaction contemplated hereby would be usurious, the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged, or received under this Note will under no circumstances exceed the maximum interest allowed by applicable law. Accordingly, if interest in excess of the legal maximum is contracted for, charged, or received: (i) this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the maximum rate of interest permitted by applicable law, (ii) for the purpose of determining this rate and to the extent permitted by applicable law, all interest contracted for, charged, or received shall be amortized, prorated, and spread throughout the full term of this Note so that the effective rate of interest is uniform throughout the life of this Note, and (iii) any excess of interest over the maximum amount allowed under applicable law shall be applied as a credit against the then unpaid principal amount hereof.

[The rest of this page is intentionally blank. The F5 Finishes’ signature appears on the next page.]

In Witness Whereof, F5 Finishes has executed this Note as of the date first set out above.

F5 Finishes, Inc.

By:

Printed Name and Title:

Signature Page to Retained Earnings Distribution Promissory Note (_____________)

Exhibit A

Wire transfer instructions for Shareholder

Bank:

ABA routing no.:
Account name:
Account No.:

J&C Draft 8-10-19

Exhibit C

Employment Agreement

(__________)

This Employment Agreement (this “Agreement”) is dated as of _____, 2019 (the “Effective Date”) by F5 Finishes, Inc., a Delaware corporation (“F5 Finishes”), and ___________________  (“Employee”).

Background

A. F5 Finishes has entered into combination agreements for the combination of several companies (the “Combining Companies”) engaged in the business of commercial flooring sales, installation and maintenance contracting.

B. This Agreement is being entered into concurrently with the closing of an underwritten initial public offering of F5 Finishes common stock (the “IPO”), in connection with which, and as part of a single transaction that includes the IPO, the shareholders or other equity interest holders of each of the Combining Companies have transferred to F5 Finishes all of their stock or other equity interests in the Combining Companies.

C. Employee is the President of _____________________________ (the “Company”), one of the Combining Companies, and is one of its key employees. Employee is also a shareholder or equity interest holder of the Company, and as such, a party to that certain Combination Agreement dated as of _______________________, 2019 by and among F5 Finishes, Employee, ___________________ and Company (the “Combination Agreement”).

D. F5 Finishes desires to retain Employee’s services in the management of the Company’s operations, and Employee desires to provide those services to F5 Finishes, on the terms of this Agreement.

E. The Parties’ execution and delivery of this Agreement is required under Section 2.5(b) of the Combination Agreement.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the Parties agree as follows:

1. Definitions

Certain capitalized terms used in this Agreement are defined in the attached Exhibit A.

2. Employment

(a) F5 Finishes shall employ Employee on a full-time basis to continue to run the business of the Company, and to perform such other duties and responsibilities as the board of directors of F5 Finishes or its president and chief executive officer may assign.

(b) Employee agrees that during his/her employment with F5 Finishes, he/she will devote his/her full energies, abilities, attention, and business time to the performance of his/her employment duties and responsibilities for F5 Finishes and the Company and will not engage in any activity which conflicts or interferes with, or in any way compromises, the performance of such duties and responsibilities.

3. Base Salary and Bonus Opportunity

(a) F5 Finishes shall pay Employee a base salary for Employee’s services at the rate of $250,000 per year in accordance with F5 Finishes’ normal payroll practices. Salary payments to Employee shall be reduced for applicable withholding taxes and other payroll deductions required by law or authorized by Employee. Employee shall be reimbursed for business expenses incurred in the ordinary course of business, consistent with F5 Finishes’ practice and policies for its employees.

(b) Employee shall have the opportunity to participate in F5 Finishes’ bonus program and earn a cash bonus of up to one hundred percent (100%) of Employee’s annual base salary, depending on Employee’s attainment of performance goals as established by agreement between Employee and senior management (with approval of F5 Finishes’ board of directors, or of the appropriate compensation committee of the board). F5 Finishes shall pay any bonus payable to Employee no later than ninety (90) days after the close of the year for which the bonus is earned.

4. Stock Option, SARs and RSUs

Employee shall be eligible to participate in any equity incentive plan that F5 Finishes may adopt, pursuant to which, in the discretion of F5 Finishes’ board of directors (or of the committee of the board administering the plan for executive officers and senior management), Employee may be granted (i) options to purchase shares of F5 Finishes common stock, (ii) stock appreciation rights (either alone or in tandem with stock options), (iii) shares of restricted stock, or (iv) restricted stock units to be settled in shares of F5 Finishes common stock or cash, or a combination of the two (Employee’s “Equity Incentive”). The Parties anticipate that any such Equity Incentive would be subject to a vesting schedule determined by F5 Finishes’ board of directors (or of the committee of the board administering the plan for executive officers and senior management).

5. Employee Benefits

Employee shall be entitled to participate in all health care plans and other employee benefits that F5 Finishes may provide to its employees generally from time to time, in accordance with the terms of participation of the plans and policies under which those benefits are provided.

6. Confidentiality Covenant

(a) During Employee’s employment by F5 Finishes and continuing indefinitely following the termination of Employee’s employment, regardless of the reason for or circumstances of Employee’s termination, Employee shall treat all Confidential Information as secret and confidential (Employee’s “Confidentiality Covenant”).

(b) Employee shall not under any circumstances directly or indirectly (i) disclose any Confidential Information to a third party (except as required in the normal course of Employee’s duties or by law or as expressly authorized by F5 Finishes’ board of directors or its president and chief executive officer or any other F5 Finishes’ senior manager with management responsibilities affecting Employee’s position) or (ii) use any Confidential Information for Employee’s own account.

(c) All correspondence, files, records, documents, memoranda, reports and other items in whatever form or medium containing or reflecting Confidential Information, whether prepared by Employee or otherwise coming into Employee’s possession, will remain F5 Finishes’ exclusive property. Upon the termination of Employee’s employment, or at any other time that F5 Finishes requests, Employee shall promptly turn over to F5 Finishes all written or tangible Confidential Information that may be in Employee’s possession or control (including all copies and summaries and notes derived from Confidential Information). Employee shall attempt to conduct all business using computer equipment and communication devices provided by F5 Finishes and shall leave such devices in the possession of F5 Finishes upon termination of Employee’s employment.

7. Non-solicitation and Noncompetition Covenant

(a) Regardless of the reason for or circumstances of Employee’s termination, for a period beginning on the Closing Date and ending on the later of (i) the fifth (5th) anniversary of the Closing Date (in accordance with the Noncompetition and Confidentiality dated as of the date of this Agreement between Employee as a selling Shareholder of the Company and F5 Finishes), or (ii) the third (3rd) anniversary of the termination of the Employee’s employment under this Agreement (the “Covenant Period”), Employee shall not directly or indirectly do any of the following (Employee’s “Non-solicitation and Noncompetition Covenant”):

(i) solicit or attempt to solicit for a Competing Business any Customer of F5 Finishes or any of its Affiliates; or

(ii) do any act or thing which may interfere with or adversely affect the relationship (contractual or otherwise) of F5 Finishes or any of its Affiliates with any Customer or induce any such Customer to cease doing business with F5 Finishes or its Affiliates; or

(iii) solicit for employment by a Competing Business any employee of F5 Finishes or any of its Affiliates who was or is a full-time or part-time employee of F5 Finishes or any of its Affiliates during the 24-month period ending on the date of termination of Employee’s employment, regardless of whether such employee is or was employed on an “at will” basis or pursuant to a written agreement; or

(iv) engage in, accept employment with, or have a financial or other interest in any Competing Business.

(b) The duration of the Covenant Period will be extended by a length of time equal to (i) the period during which Employee is in violation of Employee’s Non-solicitation and Noncompetition Covenant and (ii) without duplication, any period during which litigation that F5 Finishes institutes to enforce Employee’s Non-solicitation and Noncompetition Covenant is pending (to the extent that Employee is in violation of Employee’s Non-solicitation and Noncompetition Covenant during this period).

(c) Employee’s Non-solicitation and Noncompetition Covenant applies to Employee regardless of the capacity in which Employee is acting, i.e., whether as an employee, sole proprietor, partner, joint venturer, manager, member, shareholder, director, consultant, adviser, principal, agent, lender, seller, buyer, supplier, vendor or in any other capacity or role.

(d) Employee shall not be in violation of Employee’s Non-solicitation and Noncompetition Covenant, however, by reason of Employee’s ownership of less than three percent (3%) of the outstanding shares of any publicly-traded corporation or other entity.

8. Enforcement

(a) Employee agrees that any violation of Employee’s Confidentiality Covenant or Non-solicitation and Noncompetition Covenant would cause irreparable harm to F5 Finishes for which money damages alone would be both difficult to determine and inadequate to compensate F5 Finishes for its injury. Employee accordingly agrees that if Employee violates either of Employee’s Covenants, F5 Finishes shall be entitled to seek a temporary restraining order and a preliminary and permanent injunction to prevent Employee’s continued violation, without the necessity of proving actual damages or posting any bond or other security.

(b) This right to injunctive relief will be in addition to, and not in substitution for, any other remedies to which F5 Finishes may be entitled. If F5 Finishes prevails in such action against Employee, Employee shall pay F5 Finishes the reasonable attorneys’ fees and court costs it incurs in connection with such action.

(c) The provisions of this Agreement are intended to be interpreted in a manner which makes them valid, legal, and enforceable. In the event any provision of this Agreement is found to be partially or wholly invalid, illegal or unenforceable, such provision shall be modified or restricted to the extent and in the manner necessary to render it valid, legal, and enforceable. It is expressly understood and agreed between Employee and F5 Finishes that such modification or restriction may be accomplished by mutual accord between the Parties or, alternatively, by disposition of a court. If such provision cannot under any circumstances be so modified or restricted, it shall be excised from this Agreement without affecting the validity, legality or enforceability of any of the remaining provisions.

9. Acknowledgements

Employee acknowledges that:

(a) Employee’s employment and the consideration that Employee is to receive therefor is sufficient to support Employee’s Non-solicitation and Noncompetition Covenant and Confidentiality Covenant;

(b) Employee’s Non-solicitation and Noncompetition Covenant and Confidentiality Covenant are (i) imposed in the context of F5 Finishes’ offer of employment to Employee, and (ii) reasonable in scope, geographical area and duration, considering the scope and geographic area of the activities of the Company and the contemplated scope and geographic area of those of F5 Finishes;

(c) F5 Finishes’ legitimate need for the protection afforded to its business by Employee’s Non-solicitation and Noncompetition Covenant and Confidentiality Covenant is not outweighed by any hardship to Employee or any injury likely to occur to the public or the public interest; and

(d) Employee’s promises in this Agreement were and are material inducements to F5 Finishes to employ Employee.

10. Works

Employee acknowledges that all Works conceived of by Employee (either alone or with others) during Employee’s employment by F5 Finishes shall be F5 Finishes’ sole and exclusive property, and Employee hereby irrevocably assigns to F5 Finishes all of Employee’s rights, if any, in respect of any such Works. This assignment shall not apply in respect of any Works for which no equipment, supplies, facilities or Confidential Information of F5 Finishes or its Affiliates was used and which was developed entirely on Employee’s own time, unless (a) the Works relate to F5 Finishes or any of its Affiliates’ businesses or any of their actual or demonstrably anticipated research or development, or (b) the Works result from any work Employee performed for F5 Finishes or any of its Affiliates.

11. “At Will” Employment

Employee and F5 Finishes understand and agree that the employment relationship is at the will of both Parties and that each Party has the right to terminate the employment relationship with or without cause. Upon termination for any reason, Employee will cooperate fully with F5 Finishes in all matters relating to the winding up of any pending work and the orderly transfer to other F5 Finishes’ employees all pending work for which Employee was responsible.

12. Notices

Any notice or demand under this Agreement shall be effective only if it is in writing and is delivered in person or sent by certified or registered mail or nationally recognized overnight courier service. Any notice to F5 Finishes shall be delivered or sent to it at its principal offices, and any notice to Employee shall be sent to Employee at his or her home address as shown on F5 Finishes’ payroll records. A Party may change his, her or its address for purposes of this Agreement by giving notice of the change to the other Party in accordance with this Section.

13. Assignment

This Agreement may be assigned by F5 Finishes in connection with the sale of substantially all of the stock or assets of F5 Finishes or of the Company, or the merger or other similar transaction of F5 Finishes or the Company with any third-party. This Agreement may not be assigned by Employee.

14. Waiver, Modification and Amendment

No waiver, modification or amendment of this Agreement shall be effective unless it is in writing, makes specific reference to this Agreement and is signed by both Parties. The failure by a Party to require the performance of any provision of this Agreement shall in no way affect the rights of such Party to enforce the same in the future, nor shall the waiver by such Party of any breach or evasion of any provision of this Agreement be interpreted as a waiver with respect to any subsequent breach or evasion.

15. Counterparts

This Agreement may be signed in any number of counterparts (including by facsimile or portable document format (pdf)), all of which together shall constitute one and the same instrument.

16. Governing Law

This Agreement shall be governed by the laws of the State of ______ without giving effect to any choice of law provision or rule (whether of the State of ______________ or any other state) that would cause the laws of any state other than the State of __________________  to govern this Agreement. The Parties agree to be subject to the jurisdiction of the courts of the State of ______  or the federal courts for the district of _________, if applicable.

17. Binding Effect.

This Agreement shall be binding on, and shall inure to the benefit of, the Parties and their respective heirs, legal representatives, successors and permitted assigns.

18. Survival of Certain Obligations.

The obligations set forth in Sections 6 and 7 shall apply regardless of the reason for the termination of Employee’s employment, whether such termination was voluntary or involuntary, and whether such termination was with or without cause.

19. Headings.

The headings in this Agreement are for convenience only and are not to be used in the interpretation or construction of this Agreement.

[The rest of this page is intentionally blank. The Parties’ signatures appear on the next page.]

[Signature Page for Employment Agreement (_____________)]

Employee and F5 Finishes hereby acknowledge that they have read and understand each of the provisions of this Agreement; that, on the date first written above, they have executed this Agreement voluntarily and with full knowledge of its significance; and that they intend to be fully bound by it. Employee further acknowledges receipt of a signed copy of this Agreement.

F5 FINISHES, INC.

By:
Name:
Title:

EMPLOYEE:

Name:

J&C Draft 8-10-19

Exhibit A

to Employment Agreement

Definitions

“Affiliate” means, in respect of any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, the Company is an Affiliate of F5 Finishes.

“Closing Date” has the same meaning that it has in the Combination Agreement. “Combination Agreement” is defined in Paragraph C of the Background section.

“Competing Business” means a Person that engages in the business of commercial flooring sales, installation and maintenance contracting from or at any location in a Restricted Area.

“Confidential Information” means any information relating to F5 Finishes and any of its Affiliates or businesses (regardless of who prepared the information), including: trade secrets; financial information and financial projections; sales and revenue information; product information; technology and know-how; information relating to F5 Finishes and its Affiliate’s operations and methods of doing business; sales, marketing and service strategies, plans, programs and procedures; contract expiration dates; customers and prospective customers, including, but not limited to, their particularized requirements and preferences, and the identity, authority, and responsibilities of their key contact persons; payment methods; service and product costs; pricing structures and incentive plans; vendors; financial position and business plans; computer programs and databases; research projects; new product and service developments; and any other information of F5 Finishes or any of its Affiliates or any of their vendors or customers that any of them informs Employee, or which Employee should know by virtue of Employee’s position or the circumstances in which Employee learned it any trade secrets of F5 Finishes or its Affiliates, in any form or medium and regardless of who prepared the information. “Trade secret(s)” means and includes any trade secret protected by the Uniform Trade Secrets Act and any trade secret protected by the Defend Trade Secrets Act of 2016.

The term “Confidential Information” does not include information that: (a) is or becomes generally available to the public other than as a result of a disclosure by Employee in violation of this Agreement; (b) becomes available to Employee on a non-confidential basis from a source other than F5 Finishes or any of its Affiliates, provided that the source of the information was not known to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality in respect of the information; or (c) is communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of Employee under this Agreement or the Combination Agreement; provided however, that, if reasonably possible, Employee shall give F5 Finishes written notice of such communication sufficiently in advance to enable F5 Finishes to seek a protective order or other similar remedy.

“Confidentiality Covenant” is defined in Section 6(a).

“Covenant Period” is defined in Section 7(a).

“Customer” means (a) any customer or account of F5 Finishes or any of its Affiliates to which Employee sold or provided products or services at any time during the two (2) year period immediately preceding the termination of Employee’s employment, (b) any entity for which Employee orchestrated, developed, supervised, coordinated or participated in marketing strategy, marketing plans and marketing campaigns on behalf of F5 Finishes or any of its Affiliates at any time during the two (2) year period immediately preceding the termination of Employee’s employment, or (c) any entity as to which Employee acquired Confidential Information at any time during Employee’s employment (pursuant to such employment) with F5 Finishes or any of its Affiliates.

“Effective Date” is defined in the first paragraph of this Agreement.

“Non-solicitation and Noncompetition Covenant” is defined in Section 7(a).

“Party” means either F5 Finishes or Employee, as the context requires, and “Parties” means both of them collectively.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

“Restricted Area” means anywhere within a radius of 100 miles of any location from or at which F5 Finishes, directly or indirectly through one or more of F5 Finishes’ Affiliates, engaged in the business of commercial flooring sales, installation and maintenance contracting during the twenty-four (24)-month period ending on the date of termination of Employee’s employment.

“Works” means any invention, discovery, concept, idea, work of authorship, method, technique, process, formula or computer program, whether or not patentable, reduced to practice or copyrightable.

Template 2019-08-11

Exhibit D

Noncompetition and Confidentiality Agreement

(for __________________________)

This Noncompetition and Confidentiality Agreement (this “Agreement”) is dated as of _____________, 2019 by and between F5 Finishes, Inc., a Delaware corporation (“F5 Finishes”), and ________________________ (the “Shareholder”).

Background

A. F5 Finishes has entered into combination agreements for the combination of several companies (the “Combining Companies”) engaged in the business of commercial flooring sales, installation and maintenance contracting.

B. This Agreement is being entered into concurrently with the closing of an underwritten initial public offering of F5 Finishes common stock (the “IPO”), in connection with which, and as part of a single transaction that includes the IPO, shareholders or other equity interest holders of each of the Combining Companies have transferred to F5 Finishes all of their stock or other equity interests in the Combining Companies.

C. Shareholder is a shareholder of _____________________ (the “Company”), one of the Combining Companies, and as such, a party to the Combination Agreement dated as of _______________, 2019 entered into by F5 Finishes, Shareholder, _________________  and the Company (the “Combination Agreement”).

D. The Parties’ execution and delivery of this Agreement is required under Section 2.5(c) of the Combination Agreement.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the Parties agree as follows:

1. Definitions

Certain capitalized terms used in this Agreement are defined in the attached Exhibit A.

2. Non-solicitation and Noncompetition Covenant

(a) During the Restricted Period, Shareholder shall not directly or indirectly do any of the following (Shareholder’s “Covenant Not To Compete”):

(i) solicit or attempt to solicit for a Competing Business any customer or account of F5 Finishes or any of its Affiliates that was a customer or account of the Company or any of its Affiliates at any time during the Look-Back Period; or

(ii) do any act or thing which may interfere with or adversely affect F5 Finishes’ or any of its Affiliate’s relationships (contractual or otherwise) with any customer, account or vendor that was a customer, account or vendor of the Company or any of the Company’s Affiliates at any time during the Look-Back Period or induce any such customer, account or vendor to cease doing business with F5 Finishes or any of its Affiliates; or

(iii) solicit for employment or hire away any employee of F5 Finishes or any of its Affiliates who was a full-time or part-time employee of the Company or any Affiliate of the Company at any time during the Look-Back Period, regardless of whether the employee is or was employed on an “at will” basis or pursuant to a written agreement; or

(iv) consult for, accept employment with, or have a financial or other interest in any Competing Business.

(b) The duration of the Restricted Period shall be extended by a length of time equal to (i) the period during which Shareholder is in violation of Shareholder’s Covenant Not To Compete and (ii) without duplication, any period during which litigation that F5 Finishes institutes to enforce Shareholder’s Covenant Not To Compete is pending (to the extent that Shareholder is in violation of Shareholder’s Covenant Not To Compete during this period).

(c) Shareholder’s Covenant Not To Compete shall apply to Shareholder regardless of the capacity in which Shareholder is acting, that is, whether as an employee, sole proprietor, partner, joint venturer, manager, member, shareholder, director, consultant, adviser, principal, agent, lender, seller, buyer, supplier, vendor or in any other capacity or role.

(d) Shareholder shall not be in violation of Shareholder’s Covenant Not To Compete, however, by reason of Shareholder’s ownership of less than 3% of the outstanding shares of any publicly-traded corporation or other entity.

3. Confidentiality Covenant

(a) Shareholder shall treat all Confidential Information as secret and confidential (Shareholder’s “Confidentiality Covenant”). Shareholder shall not under any circumstances directly or indirectly (i) disclose any Confidential Information to a third party (except as required by a court order or as expressly authorized by F5 Finishes’ board of directors or its president and chief executive officer) or (ii) use any Confidential Information for Shareholder’s own account. Shareholder’s Confidentiality Covenant shall continue indefinitely.

(b) All correspondence, files, records, documents, memoranda, reports and other items in whatever form or medium containing or reflecting Confidential Information, whether prepared by Shareholder or otherwise coming into Shareholder’s possession, shall remain F5 Finishes’ exclusive property. At any time that F5 Finishes requests, Shareholder shall promptly turn over to F5 Finishes all written or tangible Confidential Information that may be in Shareholder’s possession or control (including all copies and summaries and notes derived from Confidential Information).

4. Acknowledgements

Shareholder acknowledges that:

(a) the Consideration under the Combination Agreement reflects substantial value for the goodwill of the Company;

(b) the intent of this Agreement is, in part, to enable F5 Finishes to secure the full benefit of its bargain under the Combination Agreement, including the full benefit of the goodwill of the Company;

(c) the Consideration that Shareholder received at Closing is sufficient to support Shareholder’s Covenant Not To Compete and Confidentiality Covenant;

(d) Shareholder’s Covenant Not To Compete and Confidentiality Covenant are (i) imposed in the context of F5 Finishes’ closing under the Combination Agreement, and (ii) reasonable in scope, geographical area and duration, considering the scope and geographic area of the activities of Company and the contemplated scope and geographic area of those of F5 Finishes;

(e) F5 Finishes’ legitimate need for the protection afforded to its business by Shareholder’s Covenant Not To Compete and Confidentiality Covenant is not outweighed by any hardship to Shareholder or any injury likely to occur to the public or the public interest; and

(f) Shareholder’s promises in this Agreement were and are material inducements to F5 Finishes to close the transactions contemplated by the Combination Agreement.

5. Enforcement

(a) Shareholder agrees that Shareholder’s violation of Shareholder’s Covent Not To Compete or Confidentiality Covenant (Shareholder’s “Covenants”) would cause irreparable harm to F5 Finishes for which money damages alone would be both difficult to determine and inadequate to compensate F5 Finishes for its injury. Shareholder accordingly agrees that if Shareholder violates either of Shareholder’s Covenants, F5 Finishes shall be entitled to seek a temporary restraining order and a preliminary and permanent injunction to prevent Shareholder’s continued violation, without the necessity of proving actual damages or posting any bond or other security.

(b) This right to injunctive relief shall be in addition to any other remedies to which F5 Finishes may be entitled. If F5 Finishes prevails in any such action against Shareholder, Shareholder shall pay F5 Finishes the reasonable attorneys’ fees and court costs it incurs in connection with such action.

(c) The provisions of this Agreement are intended to be interpreted in a manner which makes them valid, legal, and enforceable. In the event any provision of this Agreement is found to be partially or wholly invalid, illegal or unenforceable, such provision shall be modified or restricted to the extent and in the manner necessary to render it valid, legal, and enforceable. It is expressly understood and agreed between Shareholder and F5 Finishes that such modification or restriction may be accomplished by mutual accord between the Parties or, alternatively, by disposition of a court. If such provision cannot under any circumstances be so modified or restricted, it shall be excised from this Agreement without affecting the validity, legality or enforceability of any of the remaining provisions.

6. Notices

Any notice or demand under this Agreement shall be effective only if it is in writing and is delivered in person or sent by certified or registered mail or nationally recognized overnight courier service. Any notice to F5 Finishes shall be delivered or sent to it at its principal offices, and any notice to Shareholder shall be sent to Shareholder at his or her address as shown on F5 Finishes’ corporate records. A Party may change his, her or its address for purposes of this Agreement by giving notice of the change to the other Party in accordance with this Section.

7. Waiver, Modification and Amendments

No waiver, modification or amendment of this Agreement will be effective unless it is in writing, makes specific reference to this Agreement and is signed by both Parties. The failure by a Party to require the performance of any provision of this Agreement shall in no way affect the rights of such Party to enforce the same in the future, nor shall the waiver by such Party of any breach or evasion of any provision of this Agreement be interpreted as a waiver with respect to any subsequent breach or evasion.

8. Counterparts

This Agreement may be signed in any number of counterparts (including by facsimile or portable document format (pdf)), all of which together will constitute one and the same instrument.

9. Governing Law and Jurisdiction

This Agreement is governed by the laws of the State of ________ without giving effect to any choice of law provision or rule (whether of the State of ____________ or any other state) that would cause the laws of any state other than the State of ____________ to govern this Agreement. The Parties agree to be subject to the jurisdiction of the courts of the State of _____ or the federal courts for the district of ________, if applicable.

10. Binding Effect

This Agreement is binding on and inures to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns.

11. Headings

The headings in this Agreement are for convenience only and are not to be used in the interpretation or construction of this Agreement.

[The rest of this page is intentionally blank. The Parties’ signatures appear on the next page.]

[Signature page to Noncompetition and Confidentiality Agreement

(____________________)]

Shareholder and F5 Finishes hereby acknowledge that they have read and understand each of the provisions of this Agreement; that, on the date first written above, they have executed this Agreement voluntarily and with full knowledge of its significance; and that they intend to be fully bound by it. Shareholder further acknowledges receipt of a signed copy of this Agreement.

F5 FINISHES, INC.

By:
Name:
Title:

SHAREHOLDER:

Name:

Exhibit A

to Noncompetition and Confidentiality Agreement

Definitions

“Affiliate” means, in respect of any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt, the Company is an Affiliate of F5 Finishes.

“Closing Date” has the same meaning that it has in the Combination Agreement. “Combination Agreement” is defined in Paragraph C of the Background section.

“Competing Business” means a Person that engages in the business of commercial flooring sales, installation and maintenance contracting from or at any location in a Restricted Area.

“Confidential Information” means any information relating to F5 Finishes and any of its Affiliates or businesses (regardless of who prepared the information), including: trade secrets; financial information and financial projections; sales and revenue information; product information; technology and know-how; information relating to F5 Finishes and its Affiliate’s operations and methods of doing business; sales, marketing and service strategies, plans, programs and procedures; contract expiration dates; customers and prospective customers, including, but not limited to, their particularized requirements and preferences, and the identity, authority, and responsibilities of their key contact persons; payment methods; service and product costs; pricing structures and incentive plans; vendors; financial position and business plans; computer programs and databases; research projects; new product and service developments; and any other information of F5 Finishes or any of its Affiliates or any of their vendors or customers that any of them informed Shareholder, or which Shareholder knew should have known by virtue of Shareholder’s position or the circumstances in which Shareholder learned it any trade secrets of F5 Finishes or its Affiliates and any other non-public information of any kind as of the Closing Date relating to the Company or its business, in any form or medium and regardless of who prepared the information. “Trade secret(s)” means and includes any trade secret protected by the Uniform Trade Secrets Act and any trade secret protected by the Defend Trade Secrets Act of 2016.

The term “Confidential Information” does not include information that: (a) is or becomes generally available to the public other than as a result of a disclosure by Shareholder in violation of this Agreement; (b) becomes available to Shareholder on a non-confidential basis from a source other than F5 Finishes or any of its Affiliates, provided that the source of the information was not known to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality in respect of the information; or (c) is communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of Shareholder under this Agreement or the Combination Agreement; provided however, that, if reasonably possible, Shareholder shall give F5 Finishes written notice of such prior to any disclosure so that F5 Finishes may seek a protective order or other similar remedy.

“Confidentiality Covenant” is defined in Section 3(a).

“Covenant Not To Compete” is defined in Section 2(a).

“Look-Back Period” means the two-year period ending on the Closing Date.

“Party” means either F5 Finishes, Inc. or Shareholder, as the context requires, and “Parties” means both of them collectively.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

“Restricted Area” means anywhere within a radius of 100 miles of any location from or at which F5 Finishes, directly, or indirectly, through one or more of its Affiliates, [engaged in the business of commercial flooring sales, installation and maintenance contracting during the Look-Back Period.

“Restricted Period” means the five-year period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date.

Template 2019-07-16

Exhibit E

Registration Rights Agreement

(__________________________)

This Registration Rights Agreement (this “Agreement”) is entered into as of ___________________, 2019 by F5 Finishes, Inc., a Delaware corporation (“F5 Finishes”), and each of the Shareholders listed on Annex I attached hereto (each a “Shareholder” and together the “Shareholders”).

Background

A. Each Shareholder owns the issued and outstanding capital stock or other equity interests of the company, as listed on Annex I to this Agreement next to each such Shareholder’s name. Collectively, all of the undersigned Shareholders own all of the issued and outstanding capital stock or other equity interests of all of the companies listed on Annex I (each a “Combining Company” and together the “Combining Companies”).

B. Concurrently with entering into this Agreement, F5 Finishes has closed the transactions contemplated under separate Combination Agreements, each dated as of __________________, 2019 (each a “Combination Agreement” and together, the “Combination Agreements”), by and among F5 Finishes, each one of the Combining Companies, and each such Combining Company’s respective Shareholder (or Shareholders), and pursuant to these transactions each Shareholder transferred his or her shares of stock or equity interests in his or her respective Combining Company to F5 Finishes and received in exchange cash, notes and shares of F5 Finishes common stock.

C. Concurrently with the closing of such transactions, as part of a single transaction, F5 Finishes has closed an underwritten initial public offering of shares of F5 Finishes common stock.

D. The shares of F5 Finishes common stock that each of the Shareholders received from F5 Finishes at the closing of the transactions under their respective Combination Agreements have not been registered under the Securities Act.

E. F5 Finishes has agreed to grant the registration rights set forth herein to all of the Shareholders in respect of the unregistered shares of F5 Finishes common stock that they received at the closing of the transactions subject to the terms and conditions of this Agreement and each of their respective Combination Agreements.

F. The parties are entering into this Agreement pursuant to Section 2.5(d) of the Combination Agreement.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

1. Definitions

Certain capitalized terms used in this Agreement are defined in Exhibit A.

2. Piggyback Registrations

(a) If at any time prior to _____________, 20__, F5 Finishes proposes to register any shares of its common stock under the Securities Act and the registration form to be used may be used for the registration of Registrable Shares (a “Piggyback Registration”), F5 Finishes shall promptly give written notice to all holders of Registrable Shares of its intention to effect the registration and shall include in the registration all Registrable Shares in respect of which F5 Finishes has received written requests for inclusion within twenty (20) days after receipt of F5 Finishes’ notice.

(b) If (i) the Piggyback Registration is an underwritten primary registration on behalf of F5 Finishes or an underwritten secondary registration on behalf of holders of F5 Finishes common stock (other than holders of Registrable Shares) and (ii) the managing underwriter or underwriters advise F5 Finishes in writing that in their opinion the number of Registrable Shares requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the number of Registrable Shares included in the registration will be reduced by the excess, allocating this reduction pro rata among the holders of the Registrable Shares requesting inclusion in the registration on the basis of the number of Registrable Shares that they have requested to be included in the registration.

(c) If (i) the Piggyback Registration is not an underwritten registration and (ii) F5 Finishes, in its judgment, determines that the number of Registrable Shares requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the number of Registrable Shares included in the registration will be reduced by the excess, allocating this reduction pro rata among the holders of the Registrable Shares requesting inclusion in the registration on the basis of the number of Registrable Shares that they have requested to be included in the registration.

(d) If (i) F5 Finishes has previously filed a registration statement in respect of Registrable Shares pursuant to this Section 2 and (ii) the previous registration has not been withdrawn or abandoned, F5 Finishes shall not file or effect any other registration of any shares of its common stock under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of its common stock, until a period of at least ninety (90) days has elapsed from the effective date of the previous registration.

(e) F5 shall pay the Registration Expenses of the participating holders of Registrable Shares in any Piggyback Registration.

3. Holdback Agreements

(a) Each holder of Registrable Shares shall not effect any public sale or distribution (including sales pursuant to Rule 144) of shares of F5 Finishes common stock during the thirty (30) days prior to and the one hundred eighty (180) days following the effective date of any underwritten Piggyback Registration in which Registrable Shares are included (except as part of the underwritten registration), unless the underwriters managing the offering otherwise agree.

(b) F5 Finishes shall not effect any public sale or distribution of shares of its common stock during such period prior to and following the effective date of any underwritten Piggyback Registration as F5 Finishes and the underwriters managing the offering may agree.

4. Registration Procedures

Whenever holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, F5 Finishes shall use commercially reasonable efforts to effect the registration and the sale of the Registrable Shares in accordance with the intended method of disposition. In this regard, F5 Finishes shall:

(a) prepare and file with the Securities and Exchange Commission a registration statement in respect of such Registrable Shares and use commercially reasonable efforts to cause the registration statement to become effective;

(b) prepare and file with the Securities and Exchange Commission any amendments and supplements to the registration statement and the prospectus that may be necessary to keep the registration statement effective for a period of not less than one hundred eighty (180) days, and comply with the provisions of the Securities Act in respect of the disposition of all shares of F5 Finishes common stock covered by the registration statement during this one hundred eighty (180)-day period in accordance with the intended methods of disposition described in the registration statement;

(c) notify each holder of Registrable Shares of the effectiveness of each registration statement filed under this Agreement;

(d) furnish to each participating holder of Registrable Shares the number of copies of the registration statement, each amendment and supplement, the prospectus included in the registration statement (including each preliminary prospectus) and any other documents that each holder reasonably may request in order to facilitate the disposition of the holder’s Registrable Shares;

(e) use commercially reasonable efforts to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions as any participating holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the holder to consummate the disposition in those jurisdictions of the Registrable Shares that such participating holder owns, provided, however, F5 Finishes shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(f) notify each participating holder of Registrable Shares, at any time when a prospectus relating to those securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading; and, at the request of any participating holder, F5 Finishes shall prepare a supplement or amendment to the prospectus so that, when delivered to purchasers of the Registrable Shares, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading;

(g) cause all Registrable Shares to be quoted on The NASDAQ Stock Market;

(h) provide a transfer agent and registrar for all such Registrable Shares no later than the effective date of the registration statement;

(i) enter into such customary agreements (including underwriting agreements in customary form) and take all other actions that holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Shares;

(j) make available for inspection by any participating holder of Registrable Shares, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by any holder of Registrable Shares or underwriter, all financial and other records, pertinent corporate documents and properties of F5 Finishes, and cause F5 Finishes’ officers, employees and independent accountants to supply all information reasonably requested by any such holder, underwriter, attorney, accountant or agent in connection with the registration statement;

(k) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to the participating holders of Registrable Shares, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of F5 Finishes’ first full calendar quarter after the effective date of the registration statement, which earnings statement must satisfy the provisions of Section 11(a) of the Securities Act and Rule 158; and

(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of F5 Finishes common stock included in the registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order.

No holder of Registrable Shares will have any right to obtain or seek an injunction or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

5. Registration Expenses

(a) All Registration Expenses shall be borne as provided in this Agreement, except that F5 Finishes shall, in any case, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expenses and fees for listing the securities to be quoted on The NASDAQ Stock Market.

(b) In connection with each Piggyback Registration, F5 Finishes shall reimburse the holders of Registrable Shares included in the registration for the reasonable fees and disbursements of one counsel chosen by the participating holders of a majority of the Registrable Shares included in the registration.

(c) To the extent that Registration Expenses are not required to be paid by F5 Finishes, each holder of Registrable Shares included in any registration under this Agreement shall pay those Registration Expenses allocable to the registration of the holder’s Registrable Shares so included, and any Registration Expenses not so allocable shall be borne by all participating holders of Registrable Shares included in the registration in proportion to the aggregate selling price of the Registrable Shares to be so registered.

6. Indemnification

(a) To the extent permitted by law, F5 Finishes shall indemnify each holder of Registrable Shares, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any Violation, except insofar as the Violation is caused by or contained in any information furnished in writing to F5 Finishes by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document or is caused by the holder’s failure to deliver a copy of the registration statement or prospectus or any amendment or supplements after F5 Finishes has furnished the holder with a sufficient number of copies. In connection with an underwritten offering, F5 Finishes shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent provided in this Section 6(a) in respect of the indemnification of holders of Registrable Shares.

(b) In connection with any registration statement in which a holder of Registrable Shares is participating, the holder shall furnish to F5 Finishes in writing such information and affidavits as F5 Finishes reasonably requests for use in connection with the registration statement or prospectus and, to the extent permitted by law, shall indemnify F5 Finishes, its directors and officers and each Person who controls F5 Finishes (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation to the extent that the Violation is caused by or contained in any information furnished in writing to F5 Finishes by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document. This obligation to indemnify is individual, not joint and several, for each holder and is limited to the net amount of proceeds received by the holder from the sale of Registrable Shares pursuant to the registration statement.

(c) Any Person entitled to indemnification under this Section 6 shall give prompt written notice to the indemnifying party of any claim in respect of which the Person seeks indemnification, provided, however, that the failure to give prompt notice will not impair any Person’s right to indemnification to the extent that the failure has not prejudiced the indemnifying party. Unless in the indemnified party’s reasonable judgment a conflict of interest between the indemnified and indemnifying parties may exist in respect of the claim for indemnification, the indemnified party shall permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the defense of the claim is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the indemnifying party’s consent, which consent the indemnifying party shall not unreasonably withhold. An indemnifying party who is not entitled to, or who elects not to, assume the defense of a claim for indemnification shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party in respect of the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any of the other indemnified parties with respect to the claim. The indemnification under this Section 6 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of the indemnified party and will survive the transfer of securities.

7. Participation in Underwritten Registration

No Person may participate in any underwritten Piggyback Registration pursuant to this Agreement unless the Person (a) agrees to sell securities on the basis provided in the underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of the underwriting arrangements. In no event, however, shall a holder of Registrable Shares included in any underwritten Piggyback Registration be required to make any representations or warranties to F5 Finishes or the underwriters (other than representations and warranties regarding the holder and the holder’s intended method of distribution) or to undertake any indemnification obligations to F5 Finishes or the underwriters except as otherwise provided in Section 6.

8. Notices

(a) All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, facsimile or personal delivery, as follows: (i) if to the Shareholder, to or in care of, the address as it appears on the shareholder register of F5 Finishes; and

(ii) If to F5 Finishes, to:

F5 Finishes, Inc.

Attention:
Fax:

with a required copy to:

Johnson and Colmar

600 Dundee Road, Suite 225

Northbrook, Illinois 60062-2762

Attention: Ms. Robin Friedman
Fax: (312) 922-1980

(b) A Notice sent by certified or registered mail shall be considered to have been given three (3) Business Days after being deposited in the mail. A Notice sent by overnight courier service, facsimile or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its address for purposes of this Agreement by Notice in accordance with this Section 8.

9. Assignment

No Party may assign any of its rights under this Agreement without the prior written consent of F5 Finishes and holders of a majority of the Registrable Shares.

10. Waiver

The failure or any delay by any Party in exercising any right under this Agreement or any document referred to in this Agreement will not operate as a waiver of that right, and no single or partial exercise of any right will preclude any other or further exercise of that right or the exercise of any other right. All waivers must be in writing and signed by the Party to be charged with the waiver, and no waiver that may be given by a Party will be applicable except in the specific instance for which it is given.

11. Amendment

This Agreement may not be amended except by a written agreement signed by F5 Finishes and holders of a majority of the Registrable Shares.

12. Entire Agreement

This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes, together with Annex I and Exhibit A, a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.

13. Construction

All references in this Agreement to “Section” or “Sections” refer to the corresponding section or sections of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. The captions of sections of this Agreement are for convenience only and do not affect the construction or interpretation of this Agreement.

14. Severability

The invalidity or unenforceability of any term or provision, or part of any term or provision, of this Agreement shall not affect the validity and enforceability of the other terms and provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision, or part, had been omitted.

15. Counterparts

This Agreement may be signed in any number of counterparts, including by facsimile or portable document format (pdf), all of which together shall constitute one and the same instrument.

16. Governing Law

This Agreement shall be governed by the internal Laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other state) that would cause the laws of any state other than the State of Delaware to govern this Agreement.

17. Binding Effect

This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective heirs, legal representatives, successors and permitted assigns.

[The rest of this page is intentionally blank. The Parties’ signatures appear on the following page.]

Template 2019-07-16

In witness whereof, the Parties have executed this Agreement as of the date first set out above.

F5 Finishes, Inc.

By:
Name:
Title:

Shareholders:

Printed Name:

Printed Name:

Printed Name:

Printed Name:

Printed Name:

Printed Name:

Printed Name:

Exhibit A

to Piggyback Registration Rights Agreement

Definitions

“Affiliate” means, in respect of any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Business Day” means any day other than a Saturday, Sunday or federal legal holiday.

“Combining Company” and “Combining Companies” are defined in Paragraph A of the Background section.

“Combination Agreement” and “Combination Agreements” are defined in Paragraph B of the Background section.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“F5 Finishes” means F5 Finishes, Inc., a Delaware corporation.

“Notice” means any notice, demand, charge, complaint or other communication from any Person.

“Party” means any one of F5 Finishes or any one of the Shareholders, and “Parties” means, as the context requires, any two or more of the Shareholders or F5 Finishes on the one hand and any one or more of the Shareholders on the other.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

“Piggyback Registration” is defined in Section 2(a).

“Registrable Shares” means (i) any shares of F5 Finishes common stock issued and delivered to the Shareholders at the closing of the Combination Agreements and (ii) any shares of F5 Finishes common stock issued as a dividend or distribution in respect of, or in exchange for or replacement of, any shares of F5 Finishes common stock described in clause (i). Any Registrable Shares shall cease to be Registrable Shares if and when they cease to be held by the initial holder of those shares or an Affiliate of the initial holder. A list of the initial holders of Registrable Shares and the number of Registrable Shares held by each of them is attached as Annex A.

“Registration Expenses” means all expenses incident to F5 Finishes’ performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for F5 Finishes and all independent certified public accountants, underwriters (excluding discounts, commissions and underwriters’ counsel fees) and other Persons retained by F5 Finishes.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” means each of owners of stock or other equity interests in a Combining Company who is a signatory hereto, and “Shareholders” means all of the owners and other equity interest owners of the Combining Companies collectively.

“Violation” means any of the following statements, omissions or violations: (a) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any related preliminary or final prospectus, any amendment or supplement, or any document filed under state securities or “blue sky” laws, (b) the omission or alleged omission to state a material fact required to be stated in any such registration statement, prospectus, amendment, supplement or document or necessary to make the statements in any such registration statement, prospectus, amendment, supplement or document not misleading, or (c) any violation or alleged violation by F5 Finishes of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

Template 2019-07-16

Annex I

to Piggyback Registration Rights Agreement

Registrable Shares

Holders of Registrable Shares	Number of Registrable Shares Held	Shareholder’s Combing Company
1.
2.
3.
4.
5.
6.
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Exhibit F

Industrial Lease Agreement
(for _______________)

This Industrial Lease Agreement (this “Lease”) is made this        day of              , 2019, between          , a               (“Landlord”), and the Tenant named below.

Tenant:	, a corporation

Real Estate:	The land located at within the exterior land boundary lines and legally described on Exhibit A attached hereto.

Premises:	The Real Estate and all improvements thereon or that may be located thereon during the Lease Term, including the building commonly known as containing approximately rentable square feet of floor area (the “Building”), and including all appurtenances and mineral rights in the land, belonging or in any way pertaining to said premises, and all as depicted on Exhibit B attached hereto.

Lease Term:	Sixty (60) full calendar months (and any partial month if the Commencement Date is on a day other than the first day of the month); with two additional five (5) year renewal options

Commencement Date:	_____________________

Base Rent PRSF:	Period Annual Monthly Rent

Estimated Taxes:	_____________________

Landlord’s Work:	Subject to Exhibit C attached hereto.

1. GRANTING CLAUSE; TERM.

1.1. Premises. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

1.3 Term. The term of this Lease (the “Lease Term”) shall commence on the Commencement Date set forth on the first page and shall end on the last day of the full calendar month five (5) years thereafter, unless sooner terminated or extended as provided herein. For clarity, if the Commencement Date is on any day other than the first day of the month, the initial Lease Term shall include the initial partial month and the subsequent full five (5) year period. For the avoidance of doubt, any reference to the “Term” herein shall mean the initial Term and any Renewal Term (defined below), as the context requires.

1.4 Renewal Options.

(a) Tenant shall have two (2) consecutive five (5) year renewal options (individually, a “Renewal Option” and together, the “Renewal Options”) to renew the then current Lease Term (each a “Renewal Term”), upon the following terms and conditions:

(1) Tenant gives Landlord written notice of its election to exercise the first or second Renewal Option (as applicable) not later than two hundred seventy (270) days prior to the last day of the then current Lease Term; and

(2) Tenant is not in default of a provision beyond any applicable cure period under this Lease on the date Tenant exercises a Renewal Option (unless waived in writing by Landlord).

(b) Except as specifically amended herein, all other provisions of this Lease shall apply to the renewal Lease Terms.

(c) The Base Rent for each Lease year of the Renewal Option shall be at a three percent (3%) increase above the preceding Lease year, provided that at the beginning of each Renewal Term, the Base Rent shall equal the greater of (i) an amount equal to the Base Rent for the immediately preceding Lease year plus 3% and (ii) the lesser of (A) market rate in the area for base rent on similar types of property, using the same criteria used to set the initial Base Rent under this Lease and (B) an amount equal to the Base Rent for the immediately preceding Lease year plus 5%.

2. PREMISES.

2.1. Acceptance. Tenant accepts the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, and regulations (subject to any Landlord Work). Landlord warrants to Tenant that the Building’s existing plumbing, fire sprinkler system, if any, lighting, air-conditioning, heating and electrical shall be in good operating condition on the Commencement Date and, further, that the roof is watertight on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Landlord’s expense. If Tenant does not give Landlord written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be completed by Landlord, upon notice from Tenant, at Tenant’s reasonable cost and expense (subject to Section 10).

2.2. Early Possession. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease, such occupancy shall not advance the termination date.

2.3. WAIVER. Landlord and Tenant expressly waive and disclaim any implied warranty that the Premises are suitable for Tenant’s intended commercial purpose. Further, Tenant agrees that Tenant’s obligation to pay Base Rent and other sums hereunder is not dependent upon the condition of the Premises and, except as otherwise expressly provided herein, Tenant shall continue to pay Base Rent and such other sums, without abatement, setoff or deduction, notwithstanding any breach by Landlord of such obligations, whether express or implied.

3. USE.

3.1. Permitted Use. The Premises shall be used for offices, warehouse, distribution and other lawful purposes related to Tenant’s business.

3.2. Compliance With Laws. Tenant, at its sole expense, shall comply with all laws (including, without limitation, Environmental Laws, as defined herein, and laws regarding access for handicapped or disabled persons), ordinances and regulations, and all declarations, covenants, and restrictions, applicable to Tenant’s use or occupation of the Premises, and with all governmental orders and directives of public officers which impose any duty or restriction with respect to the use or occupation of the Premises.

4. BASE RENT.

4.1. Payment. Tenant shall pay Base Rent in the amount set forth on the first page of this Lease. The first month’s Base Rent shall be due and payable upon execution and delivery of this Lease. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith.

4.2. Late Charge; No Offset. If Tenant is delinquent in any monthly installment of Base Rent or any other sums due hereunder, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting Landlord’s remedies in any manner. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant waives and releases all statutory liens and offset rights as to rent.

5. SECURITY DEPOSIT. None.

6. TAXES, OPERATING EXPENSES AND UTILITIES.

6.1 General Obligation. The annual Base Rent shall be net to Landlord and all additional costs, expenses and obligations relating to the Premises shall be paid by Tenant unless such cost, expense or obligation is specifically required to be paid by Landlord pursuant to the terms of this Lease. Specifically, and without limitation, Tenant shall pay all Utilities (as defined in Paragraph 6.4), all Taxes (as defined in Paragraph 6.2) and all Operating Expenses (as defined in Paragraph 6.3). For the avoidance of doubt, this Lease is a triple net lease. Tenant’s obligations shall survive the termination of this Lease and shall be prorated to reflect that actual Lease Term of this Lease.

6.2 Taxes. “Taxes” mean all taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Premises (or its operation), excluding, however, federal and state taxes on income; if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Real Estate or Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Premises, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for the purposes hereof. Tenant shall not be required to pay any Taxes or charge upon or against the Premises, or any part thereof, or the improvements at any time situated thereon, so long as the Tenant shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceeding which shall have the effect of preventing the collection of the Tax or charge so contested; provided that, pending any such legal proceedings Tenant shall give Landlord such security as may be deemed satisfactory to Landlord to insure payment of the amount of the Tax or charge, and all interest and penalties thereon. If, at any time during the continuance of such contest, the Premises or any part thereof is, in the judgment of Landlord, in imminent danger of being forfeited or lost, Landlord may use such security for the payment of such Tax or charge.

6.3 Operating Expenses. “Operating Expenses” mean all expenses and disbursements of every kind (subject to the limitations set forth in Paragraph 10) for the operation, maintenance, repair and replacement of the Building, and the common areas associated with the Building and the Premises, incurred during the Lease Term, including but not limited to, janitorial services, structural and non-structural maintenance, fire and extended coverage, rental interruption, casualty and liability insurance, maintenance and repair of the sidewalks, parking lots and all paved areas of the Premises, landscaping, and any assessment of common area costs by any association of owners of property in the complex or industrial park of which the Premises is a part, if applicable.

6.4 Utilities. Utilities means all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used in or pertaining to the Premises, all maintenance charges for such utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to the Premises (the “Utilities”).

9. INSURANCE.

9.1. Landlord’s Insurance. The Landlord shall maintain such insurance policies in amounts and with such coverages in respect of the Real Estate and all improvements thereon, including the Building and associated common areas, as Landlord reasonably deems appropriate.

9.2. Tenant’s Insurance. Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

(a) Landlord and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than $1,000,000.00, for injury to or death of more than one person in any one occurrence in an amount of not less than $2,000,000.00, and for damage to property in an amount of not less than $500,000.00, made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the Premises or any act or omission of Tenant. Said insurance shall comprehend full coverage of the indemnity set forth in Paragraph 16 hereof;

(b) Tenant from all workmen’s compensation claims; and

(c) All contents and Tenant’s trade fixtures, machinery, equipment, furniture and furnishings in the Premises to the extent of at least ninety percent (90%) of their replacement cost under standard fire and extended coverage insurance, including, without limitation, vandalism and malicious mischief and sprinkler breakage endorsements.

(d) Business income and extra expense insurance with limits of 100% of Tenant’s gross revenues from business operations at the Premises for a twelve-month period from the date of the casualty.

The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days prior written notice shall have been given to Landlord, and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

9.3. Waiver of Subrogation. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property (a “Loss”) caused by casualty, theft, fire, third parties, or any other matter beyond the control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Premises, or failure to make repairs, or from any other cause, except if such Loss is caused by Landlord’s gross negligence or misconduct. The fire and extended coverage insurance obtained by Landlord and Tenant covering their respective property shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees, and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk covered by fire and extended coverage property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver.

10. LANDLORD’S REPAIRS. Landlord shall maintain, at Landlord’s expense, the roof, the foundation, and structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear and casualty losses and damages caused by Tenant excluded. Landlord shall, at Landlord’s expense, repair and replace all structural improvements, nonstructural exterior improvements, and building systems on the Real Estate, including the Building and associated common areas, which would constitute a capital improvement or capital expense under generally accepted accounting principles. The term “walls” as used in this Paragraph 10 shall not include interior and exterior windows, glass or plate glass, interior and exterior doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

11. TENANT’S REPAIRS. Except only those repairs for which Landlord is responsible under Paragraph 10, Tenant, at Tenant’s cost and expense, shall maintain in good repair and condition all parts of the Premises including the improvements, fixtures, equipment and appurtenances therein and thereto (including, but not limited to, interior and exterior windows, interior and exterior doors and overhead doors, glass or plate glass, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall maintain the heating and air conditioning and other mechanical systems and components serving the Premises, including lighting, electrical systems, and plumbing lines and equipment; provided, however, that in the event that the heating and air conditioning unit or units serving the Premises require full replacement or replacement of major component parts, Landlord shall pay the costs and expenses for such replacements. Subject to the provisions of Paragraph 13, Tenant shall repair and pay for any damage to the Premises or any part thereof caused by Tenant and Tenant’s employees, agents, or invitees, or caused by Tenant’s default hereunder.

12. TENANT IMPROVEMENTS AND TRADE FIXTURES.

12.1. Tenant Improvements. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant Improvements”) shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, any such Tenant Improvements that do not exceed $20,000.00 shall not require the consent of Landlord. Notwithstanding the foregoing to the contrary, any Tenant Improvements that affect any structural elements of the Premises or the Building, any systems of the Premises or the Building (including, but not limited to, heating, ventilation and air conditioning, plumbing, electrical, sprinkler and life safety) or are on the exterior of the Premises or the Building or visible from the exterior of the Premises or the Building shall be subject to Landlord’s prior written consent which may not be unreasonably withheld or delayed. All Tenant Improvements shall comply with insurance requirements and with applicable law, ordinances, and regulations, including, without limitation and to the extent applicable, laws and regulations regarding removal or alteration of structural or architectural barriers to handicapped or disabled persons. All Tenant Improvements shall be constructed in a good and workmanlike manner. At Landlord’s reasonable request, Landlord may review and approve (which review and approval will not be unreasonably withheld, conditioned or delayed) plans and specifications and monitor construction which shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules, or regulations. At Landlord’s request, Tenant shall obtain payment and performance bonds for any Tenant Improvements which bonds shall be delivered to Landlord prior to commencement of work on the Tenant Improvements and shall be in form and substance satisfactory to Landlord. Upon completion of any Tenant Improvements, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant Improvements and final lien waivers from all such contractors and subcontractors.

12.2. Trade Fixtures. Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”). Subject to Paragraph 19, upon the expiration of the Lease Term, Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal, by the last day of the Lease Term.

12.3. Signage. Tenant shall have the right to place and replace signage from time to time on the exterior of the Building and Real Estate with Landlord’s prior consent, which will not be unreasonably withheld or delayed.

13. FIRE AND CASUALTY DAMAGE

13.1. Restoration. If the Building is damaged or destroyed by fire or other casualty, Landlord shall determine whether to rebuild or repair the Building and shall notify Tenant of such determination no later than thirty (30) days of the date of damage or destruction. In the event Landlord elects not to repair/rebuild, then the Lease shall be deemed terminated as of the date of the casualty loss and Tenant shall assign to Landlord all of Tenant’s interest under the property insurance policy, if any, and thereafter all insurance proceeds from the casualty loss shall belong to Landlord (excluding proceeds related to Tenant’s trade fixtures or personal property). In the event Landlord elects to repair/rebuild, Landlord agrees to commence construction work upon the insurance proceeds being made available and to restore the building within a commercially reasonable period of time; notwithstanding the foregoing, if Landlord is unable to return the Building and Premises to tenable condition no later than six (6) months after such fire or casualty, Tenant may elect to terminate this Lease.

13.2. Rent Abatement. If such damage or destruction to the Building on the Premises results in the substantial suspension of Tenant’s business at the Premises, rent and other expenses and charges payable by Tenant hereunder shall abate from the date of such suspension of business until the earlier of (a) the date such business is substantially resumed, or (b) the date sixty (60) days following the completion of said repairs or restoration; and if such damage or destruction or the work of repairing or restoring said improvements results in only a partial suspension of business, the abatement shall be apportioned accordingly.

14. CONDEMNATION. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would prevent or materially interfere with the permitted use of the Premises or would materially interfere with or impair its ownership or operation of the Premises, then upon written notice by Landlord to Tenant, this Lease shall terminate and Base Rent shall be apportioned as of the date of the Taking. If part of the Premises shall be Taken and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recovered by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant.

15. ASSIGNMENT AND SUBLETTING.

15.1. General. Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises without Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, and any attempt to do any of the foregoing shall be void and of no effect. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law and shall bind any permitted assignee or sublessee. If Landlord consents to a proposed assignment, subletting or other transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it assumes the Tenant’s obligations hereunder. Landlord’s consent to any assignment, subletting or other transfer shall not waive Landlord’s rights as to any subsequent assignment, subletting or transfer.

15.2. Affiliate Transfers. Notwithstanding anything to the contrary set forth herein, Tenant shall be permitted to assign this Lease, or sublet all or a portion of the Premises, to an Affiliate without the prior consent of Landlord, if all of the following conditions are first satisfied: (a) Tenant shall give Landlord at least thirty (30) days prior written notice of such assignment or subletting; (b) no Event of Default (or event which, with notice or lapse of time or both, would constitute an Event of Default) has occurred and is continuing under this Lease; and (c) a fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request, shall have been delivered to Landlord. As used herein, the term “Affiliate” shall mean an entity which (i) directly or indirectly controls the Tenant, (ii) is under the direct or indirect control of the Tenant, (iii) is under common direct or indirect control with the Tenant, (iv) with which the Tenant is merged or consolidated, or (v) which acquires all or substantially all of the Tenant’s assets or stock.

15.4. No Release. Notwithstanding any assignment, subletting or other transfer, Tenant shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings). If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder, Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

15.6. Landlord Transfer. Landlord may transfer, in whole or in part, the Real Estate and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder.

16. INDEMNIFICATION AND WAIVER. Tenant will protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expense (including without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or resulting from any act or omission of Tenant or anyone claiming by, through or under Tenant; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof. In case any action, suitor proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant’s expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel approved by Landlord. This Section 16 shall survive the expiration or earlier termination of this Lease.

17. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors shall have the right to enter the Premises at any reasonable time and after reasonable notice to Tenant (except in the case of an emergency when no notice is required) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective lenders or purchasers or, during the last six months of the Lease Term, prospective tenants; in addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available to let or that the Real Estate is available for sale.

18. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

19. SURRENDER.

19.1. Removal/Repair. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Landlord may, by notice to Tenant, require Tenant at Tenant’s expense to remove any or all Trade Fixtures and to repair any damage caused by such removal. Any Trade Fixtures or other property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property.

19.2. Survival. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, all payment obligations hereunder with respect to the Premises and all obligations concerning the condition and repair of the Premises.

20. HOLDING OVER. If, for any reason, Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 20 shall not be construed as consent for Tenant to retain possession of the Premises.

21. EVENTS OF DEFAULT. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(i) Tenant shall fail to pay any installment of Base Rent or any other payment obligation required to be paid hereunder when due, and such failure shall continue for a period of five (5) days after notice from Landlord.

(ii) Tenant shall (A) become insolvent; (B) admit in writing its inability to pay its debts; (C) make a general assignment for the benefit of creditors; (D) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (E) take any action to authorize or in contemplation of any of the actions set forth above in this Subparagraph 21(ii).

(iii) Any case, proceeding or other action against Tenant shall be commenced seeking (A) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (B) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or (C) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action results in the entry of an order for relief against it which it is not dismissed within sixty (60) days of its filing or entry.

(iv) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within sixty (60) days after any such lien or encumbrance is filed against the Premises.

(vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 21, and except as otherwise expressly provided therein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default, unless such default requires more than thirty (30) days to remedy, in which case Tenant shall have a reasonable time to remedy such default so long as Tenant has commenced and is diligently proceeding to remedy such default.

22. LANDLORD’S REMEDIES.

22.1. General. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: (i) terminate this Lease or Tenant’s right of possession, but Tenant shall remain liable as hereinafter provided; (ii) alter locks or other security devices at the Premises, without notice to Tenant, to deprive Tenant access thereto and Landlord shall not be required to provide a new key or right of access to Tenant; and/or (iii) pursue any remedies provided for under this Lease or at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

22.2. Lease Termination. If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including the costs of removing and storing Tenant’s or any other occupant’s property, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period.

22.3. Possession Termination. If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the sum of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the reasonable costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including without limitations brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom) to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Base Rent due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

22.4. No Waiver. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Premises before reletting the Premises).

23. LANDLORD’S DEFAULT AND LIABILITY.

23.1. Landlord’s Default. Landlord shall not be in default hereunder and Tenant shall not have any remedy or cause of action unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). If Landlord is in default hereunder, Tenant’s exclusive remedies shall be (i) an action for injunctive relief and (ii) an action for damages, and Tenant’s damages shall be limited to Tenant’s actual direct (excluding consequential and punitive damages) damages therefor. All obligations of Landlord hereunder shall be construed as covenants not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.

23.2. Landlord’s Liability. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer of such owner of its interests in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease and/or with respect to the Premises or otherwise shall be limited solely to its interest in the Real Estate, and in no event shall any personal liability be asserted against Landlord and/or its partners, officers, directors, agents or employees in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord or such other parties.

24. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

25. SUBORDINATION. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Real Estate or the improvements thereon (including the Building), and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without notice or Tenant’s consent, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

26. MECHANIC’S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease, Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

27. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within ten (10) days after the Landlord’s written request thereof.

28. ENTIRE AGREEMENT. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter hereof, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior letters of intent, agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

29. SEVERABILITY. If any clause or provisions of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

30. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease.

31. HAZARDOUS WASTE. The term “Hazardous Substance” as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord’s representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined that said Permitted Materials are being improperly stored, used, or disposed of, Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within twenty-four (24) hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the Lease Term, the Premises are found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost, and Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages (actual or punitive) and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiring of this Lease.

During the Lease Term, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders and decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the environmental protection agency of the State where the property is located or other federal, state or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance and the Premises; (ii) the imposition of any lien on the Premises; or (iii) any alleged violation of or responsibility under any Environmental Law.

32. ENVIRONMENTAL REPRESENTATION. Landlord hereby represents to Tenant that: (a) all Hazardous Substances used on the Premises and any adjacent property owned by Landlord have been used in compliance with all applicable federal, state, regional, county and local laws, statutes, regulations and ordinances relating to public health, safety or the environment or consistent with accepted industry practice and usage; (b) there have been no releases of Hazardous Substances at the Premises or any adjacent property owned by Landlord; and (c) to Landlord’s knowledge after reasonable investigation, there are no pending environmental enforcement or administrative actions or claims against the Landlord or any current or former occupant of the Premises or any adjacent property owned by Landlord. In the event Landlord received any notice of any violation of any Environmental Law whether related to any prior occupant to Tenant, Landlord agrees to promptly provide a copy of the notice to Tenant. Landlord agrees to indemnify, defend and hold harmless Tenant against all losses, claims, damages (actual or punitive) and liabilities of any kind that Tenant may incur arising out of a breach of the foregoing representations.

33. RELATIONSHIP OF THE PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto or by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that to provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

34. MISCELLANEOUS.

(a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent or additional rent for all purposes of this Lease.

(b) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below. Either party may by notice given as aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery or refusal.

(c) Neither Tenant nor any of its respective affiliates, nor to the best of Tenant’s knowledge any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Lease, is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s OFAC list of prohibited countries, territories, “specifically designated nationals” (“SDNs”) or “blocked person” (each a “Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (b) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money-laundering concerns; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; (d) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (e) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (i) any U.S. anti-money-laundering law, (ii) the Foreign Corrupt Practices Act, (iii) the U.S. mail and wire fraud statutes, (iv) the Travel Act, (v) any similar or successor statutes or (vi) any regulations promulgated under the foregoing statutes. If at any time this representation becomes false, then it shall be considered an Event of Default under this Lease as to which there shall be no right to notice or an opportunity to cure, notwithstanding anything contained in this Lease to the contrary, and Landlord shall have the right to exercise all of the remedies set forth in this Lease including, without limitation, immediate termination of this Lease. Landlord represents and warrants that Landlord, nor any of its affiliates, are persons or entities with whom Tenant is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any related statute, Executive Order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other similar governmental action.

(d) Other than obligations under this Lease that can be performed by the payment of money (e.g., payment of rent and payment of insurance premiums), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, Laws or restrictions, or any other causes of any kind whatsoever that are beyond the control of such party.

(e) Neither this Lease nor a memorandum of lease shall be filed or recorded by or on behalf of Tenant with any public official or recorder’s office. Landlord may prepare and file, and upon request by Landlord, Tenant will execute, a memorandum of lease.

(f) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(g) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provisions hereof, or in any way affect the interpretation of this Lease.

(h) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Real Estate is located, excluding any principles of conflicts of law.

(i) In the event either party shall bring suit to enforce any provision of this Lease, then the prevailing party shall be entitled to receive from the non-prevailing party reimbursement of its reasonable attorneys’ fees, expenses and administrative hearing and court costs incurred either directly or indirectly in enforcing any obligation of non-prevailing party under this Lease.

(g) Time is of the essence as to the performance of parties’ obligations under this Lease.

(h) All riders, exhibits and addendum attached hereto are hereby incorporated into this Lease and made a part hereof. The following riders, exhibits and addenda are attached hereto:

Exhibit A	-	Legal Description
Exhibit B	-	Floor Plan
Exhibit C	-	Landlord’s Work

[The rest of this page is intentionally left blank. The Parties’ signatures appear on the next page.]

Landlord and Tenant hereby acknowledge that they have read and understand each of the provisions of this Lease; that, on the date first written above, they have executed this Lease voluntarily and with full knowledge of its significance; and that they intend to be bound by it.

TENANT:	LANDLORD:

By:	By:
Name:	Name:
Title:	Title:

Address:	Address:

Attention:	Attention: